EXHIBIT 5



                           Cummings & Lockwood
               A Partnership of Professional Corporations
                           Four Stamford Plaza
                              P.O. Box 120
                         Stamford, CT 06904-0120
                             (203) 327-1700
                           Fax (203) 351-4534


                               January 31, 1997


The Board of Directors
Fedders Corporation
505 Martinsville Road
Liberty Corner, New Jersey 07938


          Re:  Fedders Corporation
               Registration Statement on Form S-8
               ----------------------------------

Dear Sirs:

          We have acted as counsel for Fedders Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-8 being filed on the date hereof (the "REGISTRATION STATEMENT") relating to 5,000,000 shares (the "SHARES") of Common Stock, $1.00 par value (the "COMMON STOCK"), or Class A Stock, $1.00 par value (the " CLASS A STOCK"), of the Company which may be issued pursuant to the Fedders Corporation Stock Option Plan VIII (the "PLAN").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including: (a) the Certificate of Incorporation of the Company in the form filed as an exhibit to the Company's Registration Statement on Form S-4 (Commission File No. 333-00483); (b) the amendment to the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on August 13, 1996 increasing the number of authorized shares of capital stock of the Company; (c) the Certificate of the Powers, Designation, Preferences, Rights and Limitations of Convertible Preferred Stock of the Company relating to the shares of Convertible Preferred Stock, $1.00 par value, of the
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Fedders Corporation                -2-               January 31, 1997


Company filed with the Secretary of State of Delaware on August 13, 1996; (d) the By-Laws of the Company in the form filed as Exhibit 3(vii) to the Company's Annual Report on Form 10-K for the year ended August 31, 1987; (e) resolutions adopted by the Board of Directors of the Company at a meeting held October
24 1995, certified by the Secretary of the Company; (f) Certificate of Tabulation dated August 12, 1996 from the inspector of election as to the votes cast at the annual meeting of stockholders of the Company held July 9, 1996 and adjourned to August 6, 1996; (g) the Registration Statement; and (h) the Plan.

          Based upon the foregoing and assuming that the purchase price of the Shares issued pursuant to the Plan will not be less than the par value of the Shares, we are of the opinion that the Shares will, upon issuance in accordance with the provisions of the Plan subsequent to the exercise of options granted under the Plan, be validly issued, fully paid, and nonassessable.

          The opinion contained herein is qualified as follows. Pursuant to the Plan, the Company may use currently issued shares of its Common Stock or Class A Stock which it owns or may hereafter acquire to satisfy its obligation to deliver shares under the Plan in lieu of issuing new shares. As an opinion with respect to any such treasury shares which might be delivered to satisfy obligations under the Plan would require a review of all issuances of Common Stock and Class A Stock by the Company from the date of its incorporation, the opinion contained herein is intentionally and specifically limited to those shares of Common Stock or Class A Stock which may hereafter be issued by the Company for delivery pursuant to the Plan. The opinion contained herein is limited in that no opinion is expressed other than as to the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under "Legality" in the Prospectus constituting part of the Registration Statement.

                              Very truly yours,


                              /s/ CUMMINGS & LOCKWOOD

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